Exhibit 23






                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Puget Sound Power & Light Company on Form S-3 (File Nos. 33-26818 and 33-53056), Form S-4 (No. 333-617) and Form S-8 (No. 33-27396) of our report dated February 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Power & Light Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand


Seattle, Washington
March 15, 1996